Exhibit 99.1

August 10, 2021

AfterNext HealthTech Acquisition Corp. Announces Pricing of $250 Million Initial Public Offering

FORT WORTH, TX – AUGUST 11, 2021 – AfterNext HealthTech Acquisition Corp. (“AfterNext” or the “Company”), a special purpose acquisition company incorporated as a Cayman Islands exempted company focused on the intersection of healthcare and technology, today announced the pricing of its initial public offering of 25,000,000 units at a price of $10.00 per unit. The units will be listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “AFTR.U” beginning August 12, 2021.

Each unit consists of one Class A ordinary share of the Company and one-third of one redeemable warrant, each whole warrant enabling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the NYSE under the ticker symbols “AFTR” and “AFTR WS,” respectively. The offering is expected to close on August 16, 2021, subject to the satisfaction of customary closing conditions.

The Company is a newly organized blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on the industries that align with the background of its founders, Halsey Wise and Anthony Colaluca, with a particular emphasis placed on the HealthTech sector.

Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc. and BofA Securities are acting as joint book-running managers in connection with this offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, email: prospectus-ny@ny.email.gs.com, tel: (866) 471-2526, Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, email: prospectus.CPDG@db.com, tel: (800) 503-4611; and BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255-0001 or email: dg.prospectus_request@bofa.com.

A registration statement relating to the securities has been declared effective by the SEC on August 11, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the use of proceeds from the offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds from the offering will be used as anticipated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Registration Statement for the offering and the preliminary prospectus included therein. Copies are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About AfterNext HealthTech

AfterNext is a special purpose acquisition company focused on the intersection of healthcare and technology. Led by Halsey Wise and Anthony Colaluca in partnership with TPG, AfterNext will seek to be a flexible capital source, advance innovation and amplify impact to help improve healthcare experiences, access and outcomes at a critical time for the sector. AfterNext will look to partner with companies that are tackling the healthcare problems of tomorrow, specifically through the deployment of tech and innovation, in a way that can drive durable, generational and patient-centric change.

Investor Contact:

inquiries@afternexthealthtech.com

Media Contacts:

For AfterNext HealthTech:

Tom Johnson / Dan Scorpio

Abernathy MacGregor

tbj@abmac.com / dps@abmac.com

(917) 747-6990 / (646) 899-8118

For TPG:

Luke Barrett and Courtney Power

media@tpg.com